Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-171849) of China Jo-Jo Drugstores, Inc. and subsidiaries of our reports dated July 2, 2012 relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ Friedman LLP

New York, New York
July 2, 2012